EX-28.h.11

Nationwide Financial Services, Inc.

One Nationwide Plaza

Columbus, Ohio 43215

February 17, 2025

Nationwide Mutual Funds

One Nationwide Plaza

Columbus, Ohio 43215

Re:	Administrative Services Fee Waiver

Ladies and Gentlemen:

By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Nationwide Financial Services, Inc. (“NFS”) agrees that, with respect to the Nationwide Loomis Core Bond Fund Class A, a series of Nationwide Mutual Funds, NFS shall reimburse a portion of the Administrative Services Fee in an amount equal to 0.01%, for the period from the date of this Agreement through two years from the date thereof. NFS acknowledges that NFS shall not be entitled to collect on, or make a claim for, reimbursed fees at any time in the future.

Nationwide Financial Services, Inc.

By:	/s/ Benjamin Hoecherl
Name: Benjamin Hoecherl
Title: VP, Product & Business Development - IMG

Your signature below acknowledges

acceptance of this Agreement:

Nationwide Mutual Funds

By:	/s/ Allan J. Oster
Name: Allan J. Oster
Title: Assistant Secretary
Date: February 17, 2025